Exhibit 10 e

SHARE PURCHASE AGREEMENT


THIS AGREEMENT made and entered into as of the 31st day of December 2000.


AMONG:
3720161 CANADA CORPORATION, also doing business under the names
"Mobilair" and "Mobilair Integration", a body corporate duly organized and existing under the laws of Canada (hereinafter called the "Corporation" or the "Purchaser")


AND:	AXYN CANADA CORPORATION, a body corporate duly organized and existing under the laws of Canada (hereinafter called the "Vendor")

(the Purchaser and the Vendor are hereinafter collectively referred to as the "Parties")


WHEREAS

(a)	The Vendor is the registered holder and beneficial owner of
one common share of the Corporation (the "Share");

(b)	The Vendor wishes to sell to the Purchaser and the Purchaser wishes to purchase from the Vendor the Share on the terms and conditions set out in this agreement (the "Agreement");


NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:


1.	AGREEMENT

1.1	Sale and Purchase - Subject to the terms and conditions
hereof, the Vendor agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Vendor the Share. The purchase and sale shall be deemed completed as of December 31st, 2000. The ownership of the Share shall be transferred to the Purchaser at this date.

1.2	Purchase Price - The aggregate purchase price for the Share
shall be $1.00 (the "Purchase Price") which the Vendor acknowledges receipt.

2.	REPRESENTATIONS AND WARRANTIES


2.1	Representations and Warranties of Vendor - The Vendor hereby represents and warrants to, and, where indicated, covenants with the Purchaser as follows, and acknowledges that the Purchaser is relying upon such representations, warranties, and covenants in connection with its purchase of the Share:

(1)	No Options - The Vendor has no option or right or privilege
(whether by law, pre-emptive or contractual) existing pursuant to which the Corporation or the Vendor is or might be required to convert or issue any further securities or shares in the capital of the Corporation.

(2)	Ownership - The Vendor is the beneficial owner of the Share, with good and marketable title thereto, free and clear of any pledge, lien, charge, encumbrance or security interest of any kind and of any portion or other right thereto. The Vendor has the full power and unrestricted authority and right to sell the Share in accordance with this Agreement.

(3)	No Default - This Agreement has been duly authorized, where
required, executed and delivered by the Vendor, and constitutes a valid and binding obligation of the Vendor.

(4) Corporation's Assets - The Vendor has no right or interest in the Corporation's assets (except with respect to the security interest granted by the Corporation to secure the Vendor's debts against the Corporation) and without limiting the generality of the foregoing, the Vendor has entirely assigned without any reserve all rights and interests that he holds or may hold in the assets acquired from Clearnet Inc. and thereafter assigned to the Corporation, including in no limited manner all rights and interests of the Vendor in the business names "Mobilair", "Mobilair Integration", "Mobilair" and "Mobilair Integration".

(5) Undisclosed Contracts - The Vendor did not undertake any obligations and it did not enter into any contract on behalf of the Corporation which has not been disclosed to Mr. Daniel
Veilleux or registered in the Corporation books or the appropriate records of the Corporation.

(6) Undisclosed Liabilities - the Vendor is not aware of any actual liabilities or contingencies of the Corporation that have not been divulgated to Mr. Daniel Veilleux or that have not been registered in the Corporation's books or the appropriate records of the Corporation.




3.	COVENANTS OF VENDOR

The Vendor hereby covenants to and agrees with the Purchaser as follows:

3.1	Assistance - The Vendor shall provide the Purchaser with
proper assistance within its power as may be reasonably required by the Purchaser to facilitate the transition in the conduct of Corporation's business.

3.2 Resignations, Terminations and Release - The Vendor shall cause Mr. Scott Feagan to resign as Director and Officer of the Corporation as of December 28, 2000 and shall cause Mr. Scott Feagan and Mr. Robert L. Bell to deliver to the Purchaser, duly executed releases and undertakings to the same effect as the "Releases and Undertakings" forming Schedule "A" hereto.

3.3 Other Releases - The Vendor shall cause Mr. John Hollander,
Richard Rankin and John Frouin to deliver to the Purchaser duly executed releases and discharges to the same effect as the "Release and Discharge" forming Schedule "B" hereto.


4.	NON-COMPETITION

4.1	The Vendor hereby covenants that for a period of three (3)
years following December 31, 2000, it shall not:


(1)	(a)	operate or carry on, or

(b)	(i)	invest in, in any manner, or

(ii)	be employed by,

any person operating or carrying on, or

(c)	assist, in any manner, any person to operate or carry on:

(2)	any business or venture operating in the development and/or
the sale of software products for the 9-1-1 and computer aided dispatch and record management for police, fire and ambulance products;

(3)	in each case in the Province of Quebec.


Notwithstanding the foregoing, nothing herein shall prevent the Vendor from owning not more than ten percent (10%) of the shares of any publicly traded corporation that owns, controls or operates a business contemplated in the section 4.1 (2) hereto. Each of the foregoing subparagraphs of each of such covenants shall be severable and if any of such covenants is unenforceable by reason of the inclusion of any such subparagraph, such subparagraph shall be deemed deleted therefrom.


5.	SPECIAL COVENANT OF THE PURCHASER

5.1	The Purchaser hereby covenants and agrees that nothing in
this Agreement discharges or releases the Purchaser of its obligations to fully pay all debts due to Clearnet Inc. as represented in the November 28th, 2000 unaudited balance sheet of the Purchaser, as well as any other liabilities owed to Clearnet
Inc.


6.	MISCELLANEOUS MATTERS


6.1	Expenses - Each Party shall be responsible for its own legal and other charges incurred in connection with the preparation of this Agreement, all negotiations between the parties and the consummation of the transactions contemplated hereby.


6.2 Further Assurances - Each Party will from time to time at any other Party's request and expense and without further consideration, execute and deliver such other instruments of transfer, conveyance and assignment and take such further action as the other Party may require to more effectively complete any matter provided for herein.


6.3	Entire Agreement - This Agreement constitutes the entire
agreement among the Parties and except as herein stated and in the instruments and documents to be executed and delivered pursuant hereto, contains all of the representations and warranties of the respective Parties. There are no oral representations or warranties among the Parties of any kind. This Agreement may not be amended or modified in any respect except by written instrument signed by all Parties.


6.4	Applicable Law - This Agreement shall be interpreted in
accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.


6.5	Successors and Assigns - This Agreement shall enure to the
benefit of and be binding upon the Parties hereto and their respective successors and assigns.


6.6 	Execution in Counterparts - This Agreement may be executed
in one or more counterparts, each which so executed shall constitute an original and all of which together shall constitute one and the same agreement.


6.7 	Confidentiality - The Parties hereto acknowledge that the
confidentiality of the terms and conditions of this Agreement are valuable to the business of each and agree that the same will be kept confidential and no information concerning such terms and conditions will be disclosed by either to any third party expect as consented to in writing by the other or as required by law.


6.8 Language - The Parties hereto have expressly agreed that this Agreement and all deeds, documents or notices relating thereto be executed in English. Les parties aux presentes ont expressement convenu que cet acte et tout autre acte, document ou avis y afferent soient rediges en anglais.



IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first herein before written.



THE VENDOR:					THE PURCHASER


AXYN CANADA CORPORATION		3720161 CANADA CORPORATION
By:							By:



Herb Breau						Daniel Veilleux, President